Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2006, for the years ended December 31, 2005 and 2004, and to the reference to our firm under the caption “Experts” in this registration statement.

/s/Sweeney, Gates & Co.
SWEENEY, GATES & CO.

Fort Lauderdale, Florida
May 10, 2006